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                                EXHIBIT 10.17
                            OWENS-ILLINOIS, INC.
                CORPORATE OFFICERS DEFERRED COMPENSATION PLAN


1.   PURPOSE.

     The purpose of this Owens-Illinois, Inc. Corporate Officers Deferred Compensation Plan is to permit elected corporate officers of Owens-Illinois, Inc. and certain companies affiliated with it to elect to defer receipt of all or part of their regular, incentive, and/or performance-based compensation.

2.   DEFINITIONS.  As used herein:

     "Account" means a deferred compensation memorandum account established and maintained on the books of the Company to reflect an Officer's interest in the Plan;

     "Annual Bonus" means an "Annual Bonus" as defined in and payable to an Officer under the Incentive Plan;

     "Award Period" means, with respect to an Annual Bonus, the calendar year to which it relates and, with respect to a Performance Award, means the "Award Period" (as defined in the Performance Award Plan) to which it relates;

     "Board" means the Board of Directors of O-I;

     "CEO" means the Chief Executive Officer of O-I;

     "Committee" means the Compensation Committee of the Board or any other committee of the Board to which administrative authority with respect to the Plan may be delegated by the Board;

     "Company" means the corporate group of companies consisting of O-I and each corporation (or unincorporated business entity) 50 percent or more of the voting shares (or other ownership interests) of which are owned, directly or indirectly, by O-I;

     "Current Compensation" means any salary, bonus, and/or other form of current cash remuneration for services rendered to or on behalf of the Company by an Officer other than an Annual Bonus or Performance Award;

     "Deferral Election" means an election made by an Officer pursuant to and in accordance with Section 5 of the Plan;

     "Incentive Plan" means the Amended and Restated Owens-Illinois, Inc. Senior Management Incentive Plan, as from time to time in effect;
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     "Officer" means an elected corporate officer of the Company eligible to participate in the Plan pursuant to and in accordance with Section 4 of the Plan;

     "O-I" means Owens-Illinois, Inc., a Delaware corporation;

     "Performance Award" means a "Performance Award" as defined in and payable to an Officer under the Performance Award Plan;

     "Performance Award Plan" means the Amended and Restated Owens-Illinois, Inc. Performance Award Plan, as from time to time in effect;

     "Plan" means this Owens-Illinois, Inc. Corporate Officers Deferred Compensation Plan, as from time to time in effect; and

     Words of the masculine gender include correlative words of the feminine and neuter genders and vice versa, and words denoting the singular include the plural and vice versa.

3.   ADMINISTRATION.

     The Plan shall be administered by the Committee. The administrative powers of the Committee shall include the powers to interpret the Plan and to exercise full and complete discretion to adopt, modify, and/or rescind (or to authorize the CEO to adopt, modify, and/or rescind) any rules, determinations, policies, or procedures deemed necessary or appropriate for the maintenance and administration of the Plan. Any provision hereof to the contrary notwithstanding, only the Committee or the Board may exercise any discretionary and/or administrative authority under the Plan with respect to the CEO's participation in the Plan, and neither the Board nor the Committee may delegate any such authority to the CEO or to any other officer, employee, or committee of O-I (other than another committee of the Board of which the CEO is not a voting member).

4.   ELIGIBILITY AND PARTICIPATION.

     Any elected corporate officer of the Company shall be eligible to participate in this Plan. No member of the Board who is not an employee of the Company shall be eligible to participate in the Plan, but a member of the Board who is otherwise eligible to participate in the Plan shall not be disqualified from such participation solely by reason of such Board membership.

5.   DEFERRAL ELECTIONS.

     5.1 Each Officer may elect from time to time, by written notice to the CEO or, in the case of an election by the CEO, to the Board or the Committee, to defer his receipt, subject to the provisions of the Plan, of
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     (a)  all or any specified part of his Annual Bonus and/or Performance
          Award, if any, to be earned for an applicable Award Period ending thereafter; and/or

     (b) all or any specified part, up to and including 100 percent, of his Current Compensation to be earned for the next pay period and thereafter.

     5.2 Each Deferral Election with respect to an Annual Bonus or Performance Award shall be made at such time and in such manner as may be permitted pursuant to rules and procedures of uniform application adopted by the Committee; shall be irrevocable; and shall apply only to the Annual Bonus or Performance Award with respect to which it is made. The rules and procedures to be adopted by the Committee under this Section 5.2 shall specify the time within which any such Deferral Election shall be made (which shall in all events be before the date on which such Annual Bonus or Performance Award becomes payable to the electing Officer under the applicable provisions of the Incentive Plan or Performance Award Plan) in accordance with Section 9.5 of the Plan.

     5.3 Each Deferral Election with respect to an Officer's Current Compensation shall be made before the first pay period to which it applies. An Officer may elect prospectively to change the rate of or revoke his Deferral Election with respect to his future Current Compensa-tion at such times and with such frequency as may be permitted pursuant to rules and procedures of uniform application adopted by the Committee. Until so changed or revoked, such a Deferral Election shall remain in effect with respect to all Current Compensation earned by the Officer after the date thereof.

     5.4 Notwithstanding the foregoing provisions of this Section 5, an Officer may make a Deferral Election with respect to all or any specified part of any unpaid Annual Bonus, Performance Award, and/or Current Compensation by written notice to the CEO or, in the case of a Deferral Election by the CEO, to the Board or the Committee, given within one month after the date on which this Plan is initially adopted or, if later, within one month after the date on which such Officer first becomes eligible to participate in this Plan.

6.   ACCOUNTS.

     6.1 All amounts deferred under the Plan shall be credited by the Company, as of the date such amounts would otherwise be payable to the Officer in the absence of a Deferral Election, to the Officer's Account and shall, until paid or distributed in full, accrue interest, compounded monthly, at an annual rate equal from time to time to the average annual yield on domestic corporate bonds of Moody's A-rated companies (as most recently reported in the Survey of Current Business published by the United States Department of Commerce or a successor publication) or at such other rate as the Board may at any time and from time to time designate prospec-tively.
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     6.2  The Company shall be under no duty to segregate or set aside any amount credited to any Account from the general assets of the Company, but the Board may, in its discretion, direct the establishment of any trusteed, insured, or other payment arrangement from which the Company's obligations as to an Officer under the Plan may be paid. No Officer, beneficiary, estate, or other person claiming through or under an Officer shall have any legal or beneficial property interest whatsoever in any assets of the Company or in any such payment arrangement which may be established at the direction of the Board except as may be expressly provided by such payment arrangement. Neither the establishment of an Account nor the crediting of any amounts thereto nor the establishment of any payment arrangement (except as may be expressly provided by such payment arrangement) shall be deemed to create a trust of any kind, any fiduciary relationship between the Company and any person, or any collateral security for the Company's obligations under the Plan. To the extent that an Officer or any other person acquires a right to receive any payment from the Company under this Plan, such right shall be no greater than that of any other unsecured general creditor of the Company. The Company shall provide to each Officer who has made any Deferral Election, at least annually, a statement of his Account balance.

7.   PAYMENT OF ACCOUNT BALANCES.

     The entire amount credited to an Officer's Account, including accrued interest to the date of payment, shall become payable upon termination of the Officer's employment with the Company for any reason. Amounts so payable shall be paid to the Officer in cash in a lump sum or, if and to the extent the Officer has so elected in writing at the time of his Deferral Elections, in such number, not to exceed 15, of equal annual installments as the Officer has so elected plus interest on the unpaid balance at the rate from time to time called for under Section 6.1 of the Plan. In the event of an Officer's death before his Account plus interest has been paid to him in full, the entire amount then credited to his Account, including accrued interest to the date of payment, shall be paid in cash in a lump sum to the beneficiary or beneficiaries named by him in a written designation filed with the Company (or, in the absence of such a designation, to his estate). All payments hereunder shall be made or commenced as soon as practicable after an Officer's termination of employment but in no event later than March 31 of the following year.

8.   AMENDMENT AND TERMINATION OF THE PLAN.

     The Board may at any time and from time to time amend, suspend, or terminate the Plan in whole or in part; provided, however, that no such amendment, suspension, or termination may, without the consent of any Officer affected thereby, have any adverse retroactive effect on the rights of any such Officer (or any person claiming through or under him) under the Plan unless required by applicable law.
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9.   MISCELLANEOUS.

     9.1 At the request of an Officer for whom an Account has been established hereunder or on its own initiative, the Committee may, at any time and in its sole and unlimited discretion, accelerate the payment of all or any part of an Officer's Account balance.

     9.2 Nothing in the Plan shall confer on any Officer or any other employee of the Company any right to continue in the employ of the Company or affect in any way the right of the Company to terminate any such person's employment at any time.

     9.3 Rights under the Plan shall not be assignable or transferable or subject to encumbrance or charge of any nature, other than by designation of beneficiary to take effect at death or, in the absence of such designa-tion, by will or the laws of descent and distribution.

     9.4 The Plan shall be binding on and inure to the benefit of the Company, each Officer, and every person claiming through or under an Officer, and their respective heirs, successors, and assigns.

     9.5 This Plan is intended as a "Deferred Compensation Plan" within the meaning of the Incentive Plan and Performance Award Plan, and Deferral Elections under the Plan are intended to defer Officers' recognition of income, for income tax purposes under the Internal Revenue Code of 1986, as amended, until their actual receipt of payments from their Accounts. The Plan shall be interpreted and administered in a manner consistent with such intent.

     9.6  This Plan shall be effective on and after its date of execution.

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          IN WITNESS WHEREOF, the Board has caused this Plan to be executed by a duly authorized officer of the Company this 31st day of December, 1993.

                                   OWENS-ILLINOIS, INC.


                                   By   /s/ Thomas L. Young
                                        Vice President

Attest:


  /s/ James W. Baehren
     Assistant Secretary